

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of June 30, 1998 and the related Statements of Consolidated Operations, Retained
Earnings (Deficit) and Cash Flows for the six months ended June 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   13,457,795
<OTHER-PROPERTY-AND-INVEST>                  2,400,522
<TOTAL-CURRENT-ASSETS>                       1,843,511
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               4,709,101
<TOTAL-ASSETS>                              22,410,929
<COMMON>                                     4,948,032
<CAPITAL-SURPLUS-PAID-IN>                      (3,325)
<RETAINED-EARNINGS>                           (60,832)
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,883,875<F2>
<PREFERRED-MANDATORY>                          168,368<F3>
<PREFERRED>                                    506,829<F3>
<LONG-TERM-DEBT-NET>                         5,766,672<F4>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  135,896
<PREFERRED-STOCK-CURRENT>                       30,688<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    417,910
<LEASES-CURRENT>                               163,439
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,337,252<F5>
<TOT-CAPITALIZATION-AND-LIAB>               22,410,929
<GROSS-OPERATING-REVENUE>                    3,491,381
<INCOME-TAX-EXPENSE>                            84,882<F6>
<OTHER-OPERATING-EXPENSES>                   2,981,927
<TOTAL-OPERATING-EXPENSES>                   3,080,365
<OPERATING-INCOME-LOSS>                        411,016
<OTHER-INCOME-NET>                            (57,989)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 366,583
<TOTAL-INTEREST-EXPENSE>                       232,410
<NET-INCOME>                                   134,173
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  134,173
<COMMON-STOCK-DIVIDENDS>                       173,513
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                         650,003
<EPS-PRIMARY>                                     0.62
<EPS-DILUTED>                                     0.62

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,325 thousand for preference stock expense of
     ComEd.

<F3> Preferred and preference stocks of ComEd.

<F4> $1,034,112 thousand of notes and long-term note to bank is included in
     LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.

<F6> A tax benefit of $13,556 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F7> A $29,009 thousand provision for preferred and preference stock dividends of ComEd and a $14,855 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

